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                                                                   EXHIBIT 10.47


                                   SUBLEASE
                                   --------


     AGREEMENT OF SUBLEASE (this "Sublease") made as of the 1st day of September, 1996 between INFORMATION MANAGEMENT ASSOCIATES, INC., a Connecticut corporation ("Sublandlord"), and TELEMAR SOFTWARE INTERNATIONAL, LLC, a Delaware limited liability company ("Subtenant").


                            W I T N E S S E T H:
                            -------------------

     WHEREAS, pursuant to an Agreement of Lease (the "Lease"), dated as of October 6, 1993, by and between Robert D. Scinto ("Prime Landlord"), as landlord, and Sublandlord, as tenant, entered into a lease, annexed hereto as Exhibit A, affecting the fourth (4th) floor (the "Prime Lease Premises") in the
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building known as One Corporate Drive, Shelton, Connecticut (the "Building"), as
amended on January 30, 1996, which such amendment is annexed hereto as Exhibit
                                                                       -------
B. Hereinafter, the "Lease" as amended will be referred to as the "Prime Lease";
-
and

     WHEREAS, Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, upon the terms and conditions set forth herein, a portion of the Prime Lease Premises measuring approximately 4,718 square feet of rentable area, situated on the fourth (4th) floor of the Building and substantially as shown hatched in Exhibit C annexed hereto (the "Subleased
                                      ---------
Premises").

     NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

     1. Subleased Premises. Sublandlord hereby subleases to Subtenant, and
        -------------------
Subtenant hereby subleases and hires from Sublandlord, the Subleased Premises upon the terms and conditions set forth herein.

     2. Term.
        -----
        a. The term (the "Term") of this Sublease shall commence on September 1, 1996 (the "Commencement Date").

        b. The Term, unless sooner terminated, or unless extended pursuant to the extension option provided herein, shall expire on March 31, 2004.

     3. Rent. The rent ("Rent") reserved for the Term under this Sublease
        -----
shall consist of the following:

        a. annual minimum rent ("Base Rent") of Fifty One Thousand Eight Hundred and Four Dollars ($51,804), payable in equal monthly installments of Four Thousand Three Hundred and Seventeen Dollars ($4,317), in advance, on the first day of each and every month for the period of September 1, 1996 through March 31, 1999; and
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        b. Base Rent of $76,290, payable in equal monthly installments of
$6,357 in advance, on the first day of each and every month for the period of April 1, 1999 through March 31, 2004.

        c. additional rent equal to 19% (representing the rentable area of the Subleased Premises divided by the rentable area of the Prime Lease Premises) ("Subtenant's Proportionate Share") of that amount which is payable by Sublandlord for additional rent under Article IV, Paragraphs 4.02 and 4.03 and
Article VIII, Paragraph 8.01 of the Prime Lease ("Additional Rent"); provided,
                                                                     --------
however, Subtenant's Proportionate Share shall be reduced pro-rata in the event
-------
that Sublandlord exercises its option under the Prime Lease to rent expansion space or otherwise rents additional space under the Prime Lease.

        d. If Subtenant shall procure any additional services (other than those referred to in Article IV of the Prime Lease in connection with Operating Expenses) from Prime Landlord, Subtenant shall pay for such services at the rates charged therefor by Prime Landlord and shall make such payment to Sublandlord or Prime Landlord as Sublandlord shall direct; provided, however, that with respect to any such charges that are reasonably attributable to both Subtenant and tenants or occupants other than Subtenant, or to both the Subleased Premises and premises other than the Subleased Premises, Subtenant shall only be responsible for that portion reasonably attributable to Subtenant or the Subleased Premises.

        e. Additional Rent shall be payable by Subtenant within seven (7) days after receipt of Notice from Sublandlord, provided that, notwithstanding the foregoing, Subtenant shall not be obligated to pay Additional Rent to Sublandlord earlier than ten (10) days before the date on which the same is payable to Prime Landlord under the Prime Lease. The Parties agree that, subject to the preceding Notice requirements, Subtenant's obligation hereunder to pay Subtenant's Proportionate Share of Additional Rent payable by Sublandlord under the Prime Lease, arises as and when Sublandlord is obligated to pay Additional Rent under the Prime Lease, including when Sublandlord is obligated to pay Additional Rent based on Prime Landlord's estimates of Additional Rent in accordance with the terms of the Prime Lease; provided that if any Additional Rent is finally determined under the Prime Lease to be greater or less than such estimates, Subtenant shall be obligated to pay or entitled to receive, as the case may be, Subtenant's Proportionate Share of such greater or lesser difference, as and when Sublandlord is obligated to pay or entitled to receive the same under the Prime Lease.

        f. Except as otherwise specifically provided for herein, Rent shall be paid by Subtenant to Sublandlord at the office of Sublandlord set forth above, or such other place as Sublandlord may designate in writing, without prior notice or demand therefor and without any abatement, deduction or setoff. Sublandlord may at any time and from time to time direct Subtenant to pay all or any portion of the Rent on Sublandlord's behalf

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directly to Prime Landlord at such address as Sublandlord may at any time and from time to time direct.

        4. Use. The Subleased Premises shall be used for the purpose of
           ---
operating a general administrative business office as is described in paragraph
1.07 of the Prime Lease.

        5. Services. Except as otherwise specifically provided in this
           ---------
Sublease, Subtenant shall be entitled during the Term to receive all services, utilities, repairs and facilities which Prime Landlord is required to provide pursuant to the Prime Lease, insofar as such services, utilities, repairs and facilities pertain to the Subleased Premises ("Prime Landlord Services"), provided that Sublandlord's sole obligation with respect to Prime Landlord's default in its obligation to provide Prime Landlord Services, shall be to request the same, upon written request by Subtenant, and to use its best efforts to obtain the same from Prime Landlord. Subtenant shall have the right to request the same directly from Prime Landlord, and to conduct such proceedings (in court or elsewhere), as may be required, to obtain Prime Landlord Services. Such proceedings may be, at Subtenant's option, in Subtenant's own name or in Sublandlord's name, and Sublandlord agrees to cooperate with Subtenant in connection therewith and to execute such documents as may be required in connection therewith, all at no additional cost to Subtenant. Subtenant agrees to reimburse Sublandlord for any reasonable legal or other expenses incurred by Sublandlord in any such court or other proceeding, provided, however, that Sublandlord shall bear its fair share of such costs and expenses to the extent such action or proceeding does not relate to the Subleased Premises.

        6. Prime Lease. The terms, provisions, covenants and conditions
           ------------
contained in the Prime Lease are hereby incorporated by reference into this Sublease, except to the extent that the same are reasonably applicable only to the original parties to or the landlord and tenant under the Prime Lease, or are inconsistent with or modified by the agreements and understandings expressed in this Sublease, and also subject, without limiting such general exceptions, to the following specific exceptions, modifications and/or understandings:

           a. As the context shall reasonably require, wherever used in the Prime Lease, the words "Landlord" and "Tenant", or words of similar import, shall be construed to mean, respectively, "Sublandlord" and "Subtenant" under this Sublease; the word "Premises", or words of similar import, shall be construed to mean the "Subleased Premises" under this Sublease; the word "Lease", or the words "Rent", "Base Rent" and Additional Rent" under this Sublease; and the words "Term", "Commencement Date" and "Initial Termination Date", or words of similar import, shall be construed to mean, respectively, "Term", "Commencement Date" and the date(s) set for the expiration of the Term of this Sublease.

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           b. To the extent reasonably possible, the provisions of the Prime
Lease incorporated by reference into this Sublease shall be construed as consistent with and complementary to the other provisions of this Sublease, but in the event of any inconsistency, said other provisions of this Sublease (i.e., those not incorporated by reference from the Prime Lease) shall control.

           c. The portions of the Prime Lease described in Exhibit D annexed
                                                           ---------
hereto shall not be deemed to be contained in this Sublease pursuant to subparagraph 6.a. above, as between Sublandlord and Subtenant.

           d. Each party hereto agrees to perform and comply with the terms, provisions, covenants, and conditions of the Prime Lease and not to do or suffer or permit anything to be done that would result in a default under or cause the Prime Lease to be terminated or forfeited. Each party shall indemnify and hold the other party harmless from and against all claims of any kind whatsoever by reason of any breach or default on the part of the indemnifying party by reason of which the Prime Lease may be terminated or forfeited. Sublandlord may not terminate the Prime Lease without the prior written consent of Subtenant unless Subtenant is in default under the Sublease. If Sublandlord fails to timely pay any amount payable to the Prime Landlord or to timely perform any obligation as required under the Prime Lease and as a result thereof Sublandlord or Subtenant receives notice of default under the Prime Lease (unless such payment or obligation is being contested or subject to a dispute between the Prime Landlord and the Sublandlord), Subtenant shall have the right, but not the obligation, upon prior notice to Sublandlord, to pay the amount claimed to be due or perform such obligation set forth in such default notice. To the extent Subtenant makes the payment described in the preceeding sentence, then Subtenant shall, at its option, either (i) be credited as to its next succeeding payments due Sublandlord under this Agreement with amount ultimately determined to be due the Prime Landlord by Sublandlord or (ii) be entitled to a refund of the amount determined to be due by Sublandlord to Prime Landlord immediately upon demand.

           e. If Subtenant shall default in fulfilling any of the terms, covenants, or agreements hereof, or of the Prime Lease as herein incorporated, Sublandlord shall have all the rights against Subtenant as would be available to Prime Landlord against the Tenant under the Prime Lease if such breach were by the tenant thereunder.

           f. Subtenant represents that it has read and is familiar with the terms of the Lease and the amendment thereto, each of which are as annexed hereto as Exhibits "A" and "B".

           g. Sublandlord shall provide or cause Prime Landlord to provide, a copy of any notice, consent, demand or other communication given under the Prime Lease in connection with any claimed default under the Prime Lease by either Sublandlord or

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Prime Landlord, concurrently with the giving of the same from Prime Landlord to
Sublandlord or from Sublandlord to Prime Landlord, as the case may be.

       7. Assignment and Subletting.
          --------------------------

          a. Subtenant shall not assign this Sublease or sub-sublet all or any portion of the Subleased Premises (a "Transfer"), other than to an affiliate without Sublandlord's prior written consent, which consent Sublandlord may withhold in its sole discretion.

          b. If the Subleased Premises is further sublet, assigned or occupied by anybody other than Subtenant, Sublandlord may, after default by Subtenant, collect rent from the subtenant, assignee or occupant, and apply the net amount collected to the Rent herein reserved, but no such subletting, assignment, occupancy or collection shall be deemed a waiver of Subtenant's covenants under this Paragraph 7 or acceptance by Sublandlord or the subtenant, assignee or occupant as subtenant hereunder, or a release of Subtenant from the performance by Subtenant of any of the terms, covenants and conditions of this Sublease.

       8. "As-Is" Condition. Subtenant accepts the Subleased Premises in its
          ------------------
"as-is" condition as of the date hereof (except for latent defects) and acknowledges that Sublandlord has made no representations with respect to the condition thereof to Subtenant (except as may otherwise expressly provided herein).

       9. Quiet Enjoyment. Sublandlord covenants that, as long as Subtenant
          ----------------
shall pay the Rent required to be paid hereunder and shall duly observe, perform and comply with all of the terms, covenants and conditions of this Sublease on its part to be observed, performed or complied with (subject to any applicable notice and grace periods), Subtenant shall, subject to all of the terms of the Prime Lease and this Sublease, peaceably have, hold and enjoy the Subleased Premises during the Term without hindrance by Sublandlord.

      10. Estoppel Certificates. At any time and from time to time, within
          ----------------------
ten (10) days after a written request from either Subtenant or Sublandlord, Sublandlord or Subtenant (as the case may be) shall execute, acknowledge and deliver to the other a written statement certifying (i) that this Sublease has not been modified and is in full force and effect or, if there has been a modification of this Sublease, that this Sublease is in full force and effect as modified, and stating such modifications, (ii) the dates to which the Rent has been paid, (iii) that to the best of such party's knowledge, no defaults exist under this Sublease and the Prime Lease, if applicable, or, if any defaults do exist, specifying the nature of each such default and (iv) as to such other matters as either party may reasonably request.

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      11. Building Directory. Sublandlord shall cause Prime Landlord to make
          -------------------
available to Subtenant, space on the directory in the lobby of the Building, for the listing of Subtenant's name.

      12. Notices. Any notice, consent, demand or other communication (each
          --------
a "Notice") which either party may or must give to the other hereunder shall be in writing and delivered either by hand, by overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          (i)  if to Sublandlord:

               Information Management Associates, Inc.
               One Corporate Drive
               Suite 414
               Shelton, CT
               Attention: Mr. Gary Martino

          (ii) if to Subtenant:

               Telemar Software International, LLC
               One Corporate Drive
               Suite 404
               Shelton, CT
               Attention: Mr. Joseph LeMay

     Any Notice shall be deemed delivered (i) at the time of delivery, if delivered by hand, (ii) on the first business day after sending, if sent by overnight courier, or (iii) two business days after sending, if sent by registered or certified mail. Either party may, by Notice to the other, direct that future Notices or copies thereof be sent to a different address(es) or addressee(s).

      13. Broker. Sublandlord and Subtenant each represents and warrants to
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the other that it has dealt with no brokers in connection with this Sublease.

      14. Inability to Use Subleased Premises. In the event (i) 10% or more
          ------------------------------------
of the rentable area of the Subleased Premises shall be lawfully condemned, or
(ii) 25% or more of the rentable area of the Subleased Premises shall be rendered untenantable by fire or other casualty for a period of ninety (90) days, or (iii) access to the Subleased Premises shall be substantially impaired for a period of ninety (90) days, then Subtenant shall have the right to terminate this Sublease by giving to Sublandlord, within sixty (60) days after the vesting of title in such condemnation or the expiration or either said ninety (90) day period, a written notice specifying a date, not later than sixty
(60) days after the giving of such notice, for such termination.

      15. Successors and Assigns. The covenants and agreements herein
          -----------------------
contained shall bind and inure to the benefit of Sublandlord, Subtenant, and their respective successors and assigns.

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      16. Complete Agreement. All prior understandings and agreements
          -------------------
between the parties are merged within this Sublease, which alone fully and completely sets forth the understanding of the parties.

      17. Amendment, Waiver. This Sublease may not be amended or terminated,
          ------------------
in whole or in part, nor may any of the provisions be waived, except by a written instrument executed by the party against whom enforcement of such amendment, termination or waiver is sought.

      18. Captions. The captions and headings in this Sublease are inserted
          --------
only as a matter of convenience for reference and are not to be given any effect in construing this Sublease.

          19. Partial Invalidity. If any of the provisions of this Sublease or
              ------------------
the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

          20. Governing Law. This Sublease shall be governed by the laws of
              -------------
Connecticut.

          21. Prime Landlord's Consent. This Sublease shall not be effective
              ------------------------
until Prime Landlord shall have consented in writing to this Sublease as required under Article XII of the Prime Lease; provided, however, that Subtenant shall be responsible for the payment of rent and any other amounts due hereunder as if this Sublease were effective as of September 1, 1996.

          22. Alterations. Sublandlord hereby agrees not to unreasonably
              ------------
withhold or delay its consent to any alterations or improvements requested by Subtenant provided such alterations or improvements have been approved by the Prime Landlord.

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          IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the day and year first above written.

                                      SUBLANDLORD:

                                      INFORMATION MANAGEMENT ASSOCIATES, INC.

                                      By: /s/ Gary R. Martino
                                          -----------------------------------
                                          Name:  Gary R. Martino
                                          Title: Chairman and Chief
                                                 Financial Officer


                                      SUBTENANT:

                                      TELEMAR SOFTWARE INTERNATIONAL, LLC


                                      By: /s/ Joseph R. LeMay, Jr.
                                          ------------------------------------
                                          Name:  Joseph R. LeMay, Jr.
                                          Title: President and Chief
                                                 Executive Officer

                                       8